UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 10, 2017 (March 8, 2017)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX  75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Short-Term Incentive Compensation Plan

On March 8, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Dean Foods Company, a Delaware corporation (the “Company”), established objectives for 2017 short-term incentive payments payable in 2018 to the executive officers and other employees of the Company under the Company’s 2017 Short-Term Incentive Compensation Plan.

Short-term incentive payments for executive officers for 2017 will be paid based on the achievement of Company financial performance objectives for 75% of the target payment and each executive officer’s individual performance objectives for the remaining 25%. The payout factor for both the financial performance component and the individual performance component of short-term incentive compensation for each executive officer ranges from zero to 200% of each executive officer’s target payment, depending on actual performance in 2017 against the consolidated adjusted operating income target established by the Committee and the officer’s performance rating for 2017. The performance rating is determined by the achievement of the individual performance objectives approved by the Committee.

The portion of the 2017 Short-Term Incentive Compensation Plan applicable to the Company’s executive officers is attached to this Form 8-K as Exhibit 10.1, and this description is qualified entirely by reference thereto.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

10.1                        Dean Foods Company 2017 Short-Term Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2017	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
Russell F. Coleman
Executive Vice President, General Counsel, Corporate Secretary & Government Affairs

EXHIBIT INDEX

Exhibit No.	Description

10.1	Dean Foods Company 2017 Short-Term Incentive Compensation Plan